UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ONYX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3154463
(State of incorporation)	(I.R.S. Employer Identification No.)

2100 Powell Street
Emeryville, California 94608
(510) 597-6500
(Address and telephone number of Principal Executive Offices)
2005 EQUITY INCENTIVE PLAN
1996 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)
Hollings C. Renton
Chairman of the Board, President and Chief Executive Officer
Onyx Pharmaceuticals, Inc.
2100 Powell Street
Emeryville, California 94608
(510) 597-6500
(Name, address, and telephone number of agent for service)

Copies to:
Robert L. Jones, Esq.
Laura A. Berezin, Esq.
Cooley Godward Kronish LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, California 94306-2155
(650) 843-5000
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities To	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Be Registered	Registered (1)	Share (2)	Price (2)	Registration Fee
Common Stock, par value $0.001 per share	2,100,000	$31.34	$65,814,000	$2,020.49

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall cover any additional shares of Common Stock which become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the registrant’s outstanding Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The offering price per share and aggregate offering price are based on the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on May 23, 2007. The following chart illustrates the distribution of the shares being registered hereby.

		Proposed Maximum	Proposed Maximum
	Amount to be	Offering Price	Aggregate
Title of Shares to be Registered	Registered	Per Share	Offering Price
Shares issuable pursuant to the 2005 Equity Incentive Plan	1,600,000	$31.34	$50,144,000
Shares issuable pursuant to the 1996 Employee Stock Purchase Plan	500,000	$31.34	$15,670,000
Total Proposed Maximum Aggregate Offering Price			$65,814,000
Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

PART II
EXHIBITS
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1

PART II
EXPLANATORY NOTE
          This Registration Statement on Form S-8 is being filed for the purpose of registering a) an additional 1,600,000 shares of Onyx Pharmaceuticals, Inc.’s (the “Company”) Common Stock to be issued pursuant to the Company’s 2005 Equity Incentive Plan, as amended, and b) an additional 500,000 shares of the Company’s Common Stock to be issued pursuant to the Company’s 1996 Employee Stock Purchase Plan, as amended.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
          The following documents filed by Onyx Pharmaceuticals, Inc. with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:
a)	The Company’s Registration Statement on Form S-8 filed on May 30, 1996, under the Securities Act of 1933, as amended (file No. 333-04839);

b)	The Company’s Registration Statement on Form S-8 filed on August 29, 1997, under the Securities Act of 1933, as amended (file No. 333-34681);

c)	The Company’s Registration Statement on Form S-8 filed on August 6, 1998, under the Securities Act of 1933, as amended (file No. 333-60805);

d)	The Company’s Registration Statement on Form S-8 filed on July 30, 1999, under the Securities Act of 1933, as amended (file No. 333-84113);

e)	The Company’s Registration Statement on Form S-8 filed on October 18, 2000, under the Securities Act of 1933, as amended (file No. 333-48146); and

f)	The Company’s Registration Statement on Form S-8 filed on July 6, 2001, under the Securities Act of 1933, as amended (file No. 333-64706).

g)	The Company’s Registration Statement on Form S-8 filed on July 22, 2002, under the Securities Act of 1933, as amended (file No. 333-96895).

h)	The Company’s Registration Statement on Form S-8 filed on November 13, 2003, under the Securities Act of 1933, as amended (file No. 333-110469).

i)	The Company’s Registration Statement on Form S-8 filed on November 9, 2004, under the Securities Act of 1933, as amended (file No. 333-120324).

j)	The Company’s Registration Statement on Form S-8 filed on June 23, 2005, under the Securities Act of 1933, as amended (file No. 333-126089).

k)	The Company’s Registration Statement on Form S-8 filed on May 30, 2006, under the Securities Act of 1933, as amended (file No. 333-134567).
          All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

EXHIBITS

Exhibit
Number

4.1(1)	Restated Certificate of Incorporation.

4.2(2)	Certificate of Amendment to Amended and Restated Certificate of Incorporation.

4.3(3)	Certificate of Amendment to Amended and Restated Certificate of Incorporation.

4.4(4)	Bylaws of the Company.

4.5(1)	Specimen Stock Certificate.

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature pages.

99.1(4)	2005 Equity Incentive Plan.

99.2(4)	1996 Employee Stock Purchase Plan.

(1)	Previously filed as an exhibit to Onyx’s Registration Statement on Form SB-2 (No. 333-3176-LA), and incorporated herein by reference.

(2)	Previously filed as an exhibit to Onyx’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2000, and incorporated herein by reference.

(3)	Previously filed as an exhibit to Onyx’s Registration Statement on Form S-8 (No. 333-134567), filed on May 30, 2006 and incorporated herein by reference.

(4)	Previously filed as an exhibit to Onyx’s Current Report on Form 8-K, filed on May 25, 2007, and incorporated herein by reference.

UNDERTAKINGS
1.	The undersigned registrant hereby undertakes:
     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act;
                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (d) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
                 (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
                (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
               (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
                (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
2.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on the 25th day of May, 2007.

ONYX PHARMACEUTICALS, INC.
By:	/s/ Hollings C. Renton
Hollings C. Renton
Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hollings C. Renton and Gregory W. Schafer, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hollings C. Renton Hollings C. Renton	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	May 25, 2007

/s/ Gregory W. Schafer Gregory W. Schafer	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 25, 2007

/s/ Paul Goddard Paul Goddard	Director	May 25, 2007

/s/ Antonio Grillo-López Antonio Grillo-López	Director	May 25, 2007

/s/ Magnus Lundberg Magnus Lundberg	Director	May 25, 2007

/s/ Corinne Lyle Corinne Lyle	Director	May 25, 2007

/s/ Wendell Wierenga Wendell Wierenga	Director	May 25, 2007

Thomas G. Wiggans	Director

EXHIBIT INDEX

Exhibit
Number

4.1(1)	Restated Certificate of Incorporation.

4.2(2)	Certificate of Amendment to Amended and Restated Certificate of Incorporation.

4.3(3)	Certificate of Amendment to Amended and Restated Certificate of Incorporation.

4.4(4)	Bylaws of the Company.

4.5(1)	Specimen Stock Certificate.

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature pages.

99.1(4)	2005 Equity Incentive Plan.

99.2(4)	1996 Employee Stock Purchase Plan.

(1)	Previously filed as an exhibit to Onyx’s Registration Statement on Form SB-2 (No. 333-3176-LA), and incorporated herein by reference.

(2)	Previously filed as an exhibit to Onyx’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2000, and incorporated herein by reference.

(3)	Previously filed as an exhibit to Onyx’s Registration Statement on Form S-8 (No. 333-134567), filed on May 30, 2006 and incorporated herein by reference.

(4)	Previously filed as an exhibit to Onyx’s Current Report on Form 8-K, filed on May 25, 2007, and incorporated herein by reference.